UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Royalty Interest

On August 24, 2022, Jaguar Health, Inc. (the “Company”) entered into a royalty interest purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company affiliated with Chicago Venture Partners, L.P. (“Investor”), pursuant to which the Company sold to Investor a royalty interest (the “Royalty Interest”) entitling Investor to receive $12,000,000 of future royalties on sales of Mytesi® (crofelemer) for any indications that could cannibalize crofelemer indications or any other chronic indication and certain up-front license fees and milestone payments from licensees and/or distributors (subject to adjustment as provided below, the “Royalty Repayment Amount”) for an aggregate purchase price of $4,000,000 (the “Royalty Financing”). The Company will use the proceeds to support the ongoing pivotal phase 3 clinical trial of crofelemer for prophylaxis of diarrhea in adults receiving targeted cancer therapy. Interest will accrue on the Royalty Repayment Amount at a rate of 5% per annum from the closing of the Royalty Financing until the one-year anniversary of such closing and 10% per annum thereafter, simple interest computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company will be obligated to make minimum royalty payments on a monthly basis beginning on January 1, 2024 in an amount equal to the greater of (A) $250,000 (which increases to $400,000 beginning 6 months following the closing of the Royalty Financing, $600,000 beginning 12 months following the closing of the Royalty Financing, and $750,000 beginning 18 months following the closing of the Royalty Financing) and (B) the royalty payments to which Investor is entitled, consisting of (1) 10% of the Company’s net sales of crofelemer for any indications that could cannibalize crofelemer indications or any other chronic indication (including any improvements, modifications and follow-on products, collectively, the “Included Products”), (2) 10% of worldwide revenues related to upfront licensing fees and milestone payments from licensees and/or distributors, but specifically excluding licensing fees and/or milestone payments that are (A) reimbursements of clinical trial expenses or (B) associated with the license of Included Products from the Company to Napo EU S.p.A. and (3) 50% of royalties collected from licenses of the Included Products to third parties.

Pursuant to the terms of the Royalty Interest, the Company has the right to exchange from time to time at the Company’s sole discretion all or any portion of the Royalty Interest for shares of Common Stock at a price per share equal to the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) as of the date of the applicable exchange.

The Royalty Financing follows an earlier (i) $6 million royalty financing consummated in October 2020 whereby Iliad Research and Trading, L.P. acquired a royalty interest from the Company, as amended in April 2022 (the “Iliad Royalty Interest”) as disclosed in the Company’s Current Reports on Form 8-K filed on October 9, 2020 and April 15, 2022, (ii) $6 million royalty financing consummated in December 2020 whereby Uptown Capital, LLC (formerly Irving Park Capital, LLC) acquired a royalty interest from the Company, as amended in April 2022 (the “UC Royalty Interest”) as disclosed in the Company’s Current Reports on Form 8-K filed on December 29, 2020 and April 15, 2022, and (iii) $5 million royalty financing consummated in March 2021 whereby Investor acquired a royalty interest from the Company, as amended in April 15, 2022 (the “CVP’s First Royalty Interest” and, together with the Iliad Royalty Interest and the UC Royalty Interest, the “Prior Royalty Interests”) as disclosed in the Company’s Current Reports on Form 8-K filed on December 29, 2020 and April 15, 2022.

Under the Purchase Agreement, the Company is subject to certain covenants, including the obligations of the Company to: (i) timely file all reports required to be filed under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not terminate its status as an issuer required to file reports under the Exchange Act; (ii) maintain listing of the Company’s common stock on a securities exchange; (iii) avoid trading in the Company’s common stock from being suspended, halted, chilled, frozen or otherwise ceased; (iv) not consummate any sale or liquidation of all or substantially all of the Company’s business or any material asset outside the ordinary course of business without Investor’s prior consent unless an acquiring party specifically agrees to assume all rights and obligations associated with the Royalty Interest and, in Investor’s discretion, is capable of fulfilling such obligations, (v) not grant a security or royalty interest in any of the Included Products for the primary purposes of raising capital without Investor’s prior written consent, (vi) provide Included Products revenue and net sales information to Investor on a quarterly basis and (vii) other customary covenants and obligations, for which the Company’s failure to comply may be subject to certain liquidated damages, including a right for Investor to increase the Royalty Repayment Amount by 15%.

The foregoing descriptions of the Royalty Interest and Purchase Agreement are not complete and are qualified in their entirety by reference to the Royalty Interest and Purchase Agreement, respectively, which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The sale of the Royalty Interest pursuant to the Purchase Agreement was effected in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release announcing the Royalty Financing. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit

Exhibit No.	Description
4.1	Royalty Interest, dated August 24, 2022, by and between Jaguar Health, Inc. and Streeterville Capital, LLC.
10.1	Royalty Interest Purchase Agreement, dated August 24, 2022, by and between Jaguar Health, Inc. and Streeterville Capital, LLC.
99.1	Press Release Announcing Royalty Financing, dated August 25, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
		Name:	Lisa A. Conte
		Title:	Chief Executive Officer & President

Date: August 30, 2022

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